UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                AMENDMENT No. 3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      BENEFIT SOLUTIONS OUTSOURCING CORP.
                      -----------------------------------
             (Exact name of registrant as specified in its charter)

                                    Florida
                                    -------
         (State or other jurisdiction of incorporation or organization)

                                      7380
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   27-2565276
                                   ----------
                    (I.R.S. Employer Identification Number)

                                  Jamie Mills
                        1136 Lead Hill Blvd., Suite 100,
                              Roseville, CA 95661
                                  530-306-1365
                      -----------------------------------
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                        CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed          Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ----------
Common Stock
by Company       3,000,000          $0.01            $30,000            $2.14

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(a).

(3) There is no minimum amount of shares that must be sold in the offering. If we do not sell any shares, the Company will lose $5,000 in expenses. If the Company sells all the shares, the Company will net $25,000 after expenses. If the Company sells only 50% of the shares (1,500,000 shares), the net proceeds will be $10,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.  DOCUMENT DESCRIPTION
-----------  --------------------
3.1          Articles of Incorporation of Benefit Solutions Outsourcing, Corp.*

3.2          Bylaws of Benefit Solutions Outsourcing, Corp.*

4.1          Specimen Stock Certificate of Benefit Solutions Outsourcing, Corp.*

5.1          Opinion of Counsel.**

10.1         Investment letter. *

14.1         Code of Business Conduct and Ethics.*

23.1         Consent of Accountants.*

23.2         Consent of Counsel (included in Exhibit 5.1).**

99.1         Subscription Documents and Procedure of Benefit Solutions
             Outsourcing, Corp.*
_________________
*  previously filed
** filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roseville, CA 95661, on this 27th day of September, 2010.

Benefit Solutions Outsourcing, Corp.

/s/ Jamie Mills
---------------
Jamie Mills
President, Chief Executive Officer, Sole Member of the Board of Directors Chief Financial Officer
Principal Accounting Officer
Secretary


Know all men by these present, that each person whose signature appears below constitutes and appoints Jamie Mills, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Jamie Mills                         September 27, 2010
---------------
President, Chief Executive Officer, Sole Member of the Board of Directors Chief Financial Officer
Principal Accounting Officer
Secretary

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